EXHIBIT 10.4

                              OAK TECHNOLOGY, INC.
                        AGREEMENT OF PLAN PARTICIPATION

     This Agreement is made and entered into as of May 6, 2002, by and between Oak Technology, Inc., a Delaware corporation (the "Company"), and the executive
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named below (the "Executive").  Each capitalized term herein not otherwise
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defined shall have the meaning ascribed to it in the Oak Technology, Inc.
Retention and Severance Plan For Executives (the "Plan").
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                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company has adopted the Plan to provide retention and severance benefits to certain executives of the Company under the circumstances provided in the Plan.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS, FOR GOOD AND VALUABLE CONSIDERATION, AS SPECIFIED IN EXHIBIT A, RECEIPT OF WHICH IS HEREBY
ACKNOWLEDGED:

1. Executive shall participate in the Plan thereunder and receive the rights and benefits provided in the Plan and this Agreement pursuant to the terms and conditions thereof.

2. Upon a Termination Upon Change of Control, as defined in the Plan, Executive will receive (a) one (1) year Base Salary and one (1) year of bonus at 100% of target in one lump sum amount under Section 2.2.1; (b) an additional twelve (12) months of acceleration of vesting (in addition to months of vesting already earned) under Section 2.3.1 of the Plan; and (c) twelve (12) months of paid COBRA coverage.

3. Upon a Termination in Absence of Change of Control, as defined in the Plan, Executive will receive (a) four (4) months of Base Salary continuation under Section 3.2.1; (b) an additional four (4) months of continued vesting (in addition to months of vesting already earned) under Section 3.3 of the Plan; and (c) four (4) months of paid COBRA coverage.

4. Executive agrees that by executing this Agreement and participating in the Plan, Executive waives and terminates his or her rights to any cash severance or option or restricted stock acceleration or continued vesting under any agreement other than this Agreement (whether written or oral) with Company that provides that upon a change of control or termination of employment Executive would be entitled to receive any cash severance or acceleration or continued vesting.

5. Executive has read and understands, and agrees to be bound by, the terms and conditions of the Plan and this Agreement. Nothing in this Agreement or the Plan will be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Executive's employment or other relationship with the Company at any time, for any reason or no reason, with or without cause. No amendment or termination of the Plan shall reduce any of Executive's rights or benefits under the Plan or this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

OAK TECHNOLOGY, INC.                      EXECUTIVE:
By:
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    Name:                                 Name:
    Date:                                 Date:


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
                                  Appendix A
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                               RELEASE OF CLAIMS


     THIS RELEASE OF CLAIMS ("Release") is between            ("Executive") and
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Oak Technology, Inc. ("Oak Technology"), a Delaware corporation.
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     1.     Payment of Separation Benefits.  I understand that my employment
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with Oak Technology has terminated.  Oak Technology has agreed that if I choose to sign this Release on or after my last day of employment, Oak Technology will provide me separation benefits pursuant to Oak Technology, Inc. Retention and Severance Plan (the "Plan") and the Agreement of Plan Participation (the
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"Agreement") dated May 6, 2002 (the "Separation Benefits").  I understand that
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I am not entitled to these Separation Benefits unless I sign this Release.
Executive agrees to waive or terminate his or her rights to any cash severance or option or restricted stock acceleration or continued vesting under any agreement other than the Agreement (whether written or oral) with Oak
Technology that provides that upon a change of control or termination of employment Executive would be entitled to receive any cash severance or acceleration or continued vesting. This Release, the Plan and the Agreement contain the entire understanding of Oak Technology and Executive with respect to cash severance or option or restricted stock acceleration or continued vesting and supercede any prior agreements with respect to these matters. I understand that in addition to the Separation Benefits and regardless of whether I sign this Release, Oak Technology will pay me all of my accrued salary and vacation earned through my date of termination and any remaining unpaid balance of my sign-on bonus.

2.     Release.
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     (a)     Executive and his respective heirs, executors, successors and assigns, hereby fully and forever release each other and their respective heirs, executors, successors, agents, officers and directors, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that either of them may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time prior to and including the date of Executive's termination of employment (collectively, the "Released Matters"), as follows:
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             (i)     any and all claims relating to or arising from Executive's employment relationship with Oak Technology and the termination of that relationship;

             (ii) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of, shares of stock of Oak Technology, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

             (iii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied or promissory estoppel;

             (iv) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, and the California Fair Employment and Housing Act, and Labor Code section 201, et. seq.;

             (v) any and all claims for violation of the federal, or any state, constitution;

             (vi) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

             (vii)     any and all claims for attorneys' fees and costs.

     This Release does not extend to, and does not result in, a waiver or release of any of the following: (a) any claim by Executive for workers' compensation or unemployment benefits; (b) Executive's rights to indemnity under the Indemnity Agreement signed by the parties, as well as under Labor Code section 2802; and (c) all rights and benefits to which Executive is entitled under the Plan and Agreement.

        (b) Executive and Oak Technology acknowledge that they have been advised by legal counsel and are familiar with Section 1542 of the Civil Code of the State of California, which states:

              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Executive expressly waives any right or benefit that he has or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware.

     3.     Acknowledgment of Waiver of Claims under ADEA.  Executive
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acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and Oak Technology agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date (defined below) of this Release, Executive acknowledges that the consideration given for this Release in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that:

        (a) Executive should consult with an attorney prior to executing this Release;

        (b) Executive has at least twenty-one (21) days within which to consider this Release, although Executive may accept the terms of this Release at any time within those 21 days;

        (c) Executive has at least seven (7) days following the execution of this Release by the parties to revoke this Release; and

        (d) This Release will not be effective until the revocation period has expired (the "Effective Date").
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    4.     Indemnity and Employee Invention Agreement.  Executive and Oak
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Technology agree that all rights and obligations of the parties under any indemnity agreement between the parties and under any invention assignment and confidentiality agreement will continue in effect.

    5.     Voluntary Execution of Agreement.  This Release is executed
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voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

             (a)     they have read this Release;

             (b) they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

             (c) they understand the terms and consequences of this Release and of the releases it contains;

             (d) they are fully aware of the legal and binding effect of this Release.

EXECUTIVE HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT, BY SIGNING THIS RELEASE, EXECUTIVE IS GIVING UP ANY LEGAL CLAIMS EXECUTIVE HAS AGAINST OAK TECHNOLOGY EXCEPT AS SET FORTH IN THE PLAN OR AGREEMENT. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE PLAN AND THE AGREEMENT.

EXECUTIVE                        OAK TECHNOLOGY, INC.

By:                              By:
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Title:                           Title:
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Date:                            Date:
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